Exhibit 10.13

“Nationwide Service” 800-999-3050 262-252-3377 Fax 262-252-3393
VOLKMANN
RAILROAD	Engineering — Construction – Maintenance
BUILDERS	14625 West Kaul Avenue — Menomonee Falls, WI 53051

Railroad Track Design-Build Agreement
Owner Cassco Amaizing Energy LLC, 1201 E. 7s’ Street, Atlantic, IA 50022
Design-Build Contractor: Volkmann Railroad Builders, Inc (VRB)          Date: September 29, 2006
Whereas, Owner desires to have VRB design and build a complete and functional railroad track system to serve Owner’s proposed facility known as Cassco Energy ethanol plant located in Atlantic, lowa, Owner and VRB agree as follows:
Phase One “Conceptual Drawings”: Owner will provide site map and topo phic survey of proposed site at no cost to VRB. Based upon information provided by Owner as to required railcar capacity, types of railcars, and service needs, VRB will furnish a Conceptual Plan indicating a possible track layout This plan is for discussion purposes and does not guarantee railroad approval and is subject to final field survey, drainage considerations, utility conflicts, construction drawings, local permits, and railroad approvals. A track construction cost estimate will be provided. for Owner’s budgeting purposes.
Phase Two “Construction Drawings”: After preliminaty approval of the Conceptual Plan, VRB will provide detailed track construction drawings for final approval. VRB will coordinate with the operating railroad, the facility designer and builder, and the site civil engineer to establish final layout and elevations. Final plans will include both plan and profile views of the complete track facility. Note: Environmental and geotechnical investigation/evaluation is not part of VRB’s scope of work,
Phase Three “Construction”: Owner and VRB agree that a track construction agreement will be based upon the final construction drawings to determine quantities of track, derails, turnouts, road crossings, etc. to be built, and that the prices will be based upon VRB cost schedule, plus 10% for overhead and profit (see attached Track Construction Exhibit A for sample cost calculation). VRB will endeavor to obtain the best possible value when purchasing materials for the project. Railroad requirements, local market conditions, and rail material industry conditions can cause costs to vary significantly in different locations and at different times. VRB will coordinate with the owner and plant builder’s schedule to assure that tracks are completed when needed. Owner will pay VRB on a monthly basis for progress including material purchased for the project. VRB will obtain approval of track construction from operating railroad to assure the Owner that service will be provided to the facility. VRB guarantees all material and workmanship for one year after completion of project and will correct any defects (excluding damage by others) at no cost to the Owner.

Costs are as follows:	Phase One Conceptual Drawings	$1,650 per site (2 sites included)
	Phase Two Construction Drawings:	$14,600
	Phase Three Track Construction:	Cost plus 10%
	Rail yard grading plan:	$6,200
This agreement and attachment(s) Track Construction Exhibit A are agreed to by Owner and VRB. If Owner decided to terminate the project after Phase One is comple(ted, it shall not be responsible for any costs beyond Phase One and likewise for Phase Two. If Phase Two is completed and Phase Three is approved by Owner, it is hereby agreed that Track Construction Agreement will be entered by both parties, its successor, or assigns.

Owner: CassCo Amaizing Energy		Volkmann Railroad Builders, Inc.

By:	/s/ Jack Ryan	Rick Volkmann
Name: Jack Ryan Title: Project Coordinator		Rick Volkmnn, President

	Track Construction — Exhibit A
XYZ Ethanol					Date:	09/26/06
Project:	new ethanol plant				Track Ft.=	19125

Quantity		Wt	Description		Cost	Total	Per Unit
728.28	tons rail	112	39	ft lengths	$780.00	$568,058.40
11769	7’ Industrial Grade		19.5	“ tie spacing	$43.00	$506,076.92
23538	tie plates		11”	DS	$6.60	$155,353.85
980.8	pair joint bars		4	hole	$45.00	$44,134.62
3923	bolts w/washers			each	$2.00	$7,846.15
15300	tons of ballast		8	“ under ties	$16.00	$244,800.00
10908	tons of sub-ballast		6	“ x 22’ x 2800#	$0.00	$0.00
294.2	kegs 5/8 spikes		3	per plate	$88.00	$25,892.31
11769	anchors		12	per rail	$1.50	$17,653.85
			Sales tax		$0.04	$62,792.64
			Sub-total Material			$1,632,608.74	$85.37

	Labor, Equipment, Fuel, Per Diem			per foot of track	29	$554,625.00
	Travel Expenses			per foot of track	3	$57,375.00
				VRB Cost per Track Foot		$2,187,233.74
				Overhead + Profit	10%	$443,184.25
						$2,630,417.98
				Track Cost per Foot			$137.54

Switch Items
1	AREMA switch package		11	number	$19,500.00	$19,500.00
1	switch ties-new			sets	$5,544.00	$5,544.00
9.2	tons rail	112	39	lengths	$780.00	$7,187.98
160	tie plates		DS	size	$6.60	$1,056.00
12	pair joint bars		4	hole	$45.00	$540.00
48	bolts			each	$2.00	$96.00
120	Tons ballast			ton	$16.00	$1,920.00
4	kegs			per switch	$86.00	$344.00
600	anchors			per switch	$1.50	$900.00
1	Ergonomic switchstand				$1,100.00	$1,100.00
			Sales tax		0.04	$1,483.52
			Sub-total Material			$39,671.50

	Labor, Equipment, Fuel, Per Diem					$7,000.00
	Travel Expenses					$600.00
				VRB Cost		$47,271.50
				Overhead + Profit	10%	$4,727.15
							$51,998.65
				Switch Cost Each		$51,998.65
	Track Construction — Exhibit A
Track Construction Exhibit A